UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Interstate North Circle SE

Atlanta, Georgia 30339

(770) 763-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 18, 2025, Assurant, Inc. (the “Company”) entered into a third amended and restated credit agreement (the “New Revolving Credit Agreement”) with certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent, pursuant to which the Company established a $500 million five-year senior unsecured revolving credit facility (the “New Revolving Credit Facility”).

The New Revolving Credit Facility replaces the Company’s prior five-year $500 million revolving credit facility, entered into on December 9, 2021, as previously disclosed in a Form 8-K filed December 9, 2021. The prior revolving credit facility was scheduled to expire in December 2026, but terminated upon the effectiveness of the New Revolving Credit Facility. The New Revolving Credit Facility, which expires in June 2030, provides for revolving loans and the issuance of multi-bank, syndicated letters of credit and/or letters of credit from a sole issuing bank in an aggregate amount of $500 million, subject to a letter of credit sublimit of $50 million. The proceeds of these loans and the letters of credit issued under the New Revolving Credit Facility may be used for general corporate purposes. The Company may, subject to certain conditions, increase the total amount available under the New Revolving Credit Facility to $750 million.

The New Revolving Credit Agreement contains customary affirmative, negative and financial covenants and customary events of default. The occurrence of an event of default under the New Revolving Credit Agreement may cause the unpaid principal and accrued interest and all other obligations under the New Revolving Credit Agreement to become immediately due and payable.

The Company paid customary fees and expenses in connection with obtaining the New Revolving Credit Facility.

The foregoing description of the New Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the New Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Third Amended and Restated Credit Agreement dated as of June 18, 2025, among Assurant, Inc., as borrower, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: June 18, 2025	By	/s/ Jay Rosenblum
	Name:	Jay Rosenblum
	Title:	Executive Vice President, Chief Legal Officer